UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2021

FORTRESS VALUE ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Delaware	001-39839	85-2761402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas 46th Floor New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	FVT.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	FVT	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FVT WS	New York Stock Exchange

☒    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2021, the Board of Directors (the “Board”) of Fortress Value Acquisition Corp. III (the “Company”) elected Christopher W. Haga to serve as a director of the Company. The Board also appointed Mr. Haga to serve as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, having previously determined that Mr. Haga satisfied all applicable requirements to serve on such committees, including without limitation the applicable independence requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. Upon Mr. Haga’s appointment to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, Andrew A. McKnight, a member of those respective committees not meeting such independence requirements was removed. Following the appointment of Mr. Haga, the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each consists of Noha Carrington, Amy Noblin and Christopher Haga. Mr. Haga will serve until the second Annual Meeting of Stockholders or until his successor shall be elected and duly qualified.

Mr. Haga is a private investor with current interests in theater exhibition and renewable energy. He is a former partner of Carlson Capital, L.P., an alternative asset management firm based in Dallas, Texas where he served as Head of Strategic Investments and was a member of its firmwide Investment Committee. Mr. Haga has over 30 years of experience in finance and investments across traded credit and private debt and equity. Mr. Haga has served on a number of public and private company boards and is currently a director of CTO Realty Growth Inc. (NYSE American: CTO) and SWK Holdings Corporation (NASDAQ: SWKH).

There are no arrangements or understandings between Mr. Haga and any other person pursuant to which he was elected as a director of the Company, and there are no family relationships between Mr. Haga and any of the Company’s other directors or executive officers.

In connection with Mr. Haga’s appointment, he and the Company entered into (i) an indemnification agreement and (ii) a joinder to each of the letter agreement and the registration rights agreement, each dated as of December 28, 2021, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. Each of the director indemnification agreement, the letter agreement and the registration rights agreement was described in, and the forms of which were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333-250817).

In connection with his appointment as a director of the Company, Mr. Haga will receive 25,000 founder shares from the Company’s sponsor, Fortress Acquisition Sponsor III LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Value Acquisition Corp. III

Date: December 28, 2021	By:	/s/ Alexander P. Gillette
	Name:	Alexander P. Gillette
	Title:	General Counsel and Secretary

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